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                                                                   EXHIBIT 10.11

                                VOTING AGREEMENT


         This Voting Agreement ("Agreement") is made and entered into as of this 6th day of November, 1998, by and between NICHOLS TXEN CORPORATION, a Delaware corporation ("TXEN"), and NICHOLS RESEARCH CORPORATION, a Delaware corporation ("Nichols Research").

R E C I T A L S

         TXEN has filed with the Securities Exchange Commission a Form S-1 Registration Statement (the "Offering"). Following completion of the Offering, Nichols Research will own 78% of the outstanding Common Stock, par value $0.01 per share, of TXEN (75% if the Underwriters' over-allotment option is exercised in full). In connection with the Offering, Nichols Research and TXEN have agreed to enter into this Agreement with respect to the election of at least two independent directors of TXEN.

A G R E E M E N T

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

         1. After the completion of the Offering, Nichols Research agrees that it will vote all of its shares of Common Stock at any meeting at which directors are elected in favor of that number of independent directors who are not affiliates of Nichols Research or employees of Nichols Research ("Independent Directors") so that if such directors were elected there would be at least two Independent Directors who are members of the Board of Directors of TXEN.

         2. This Agreement will automatically terminate upon the earlier of (i) that date upon which Nichols Research beneficially owns 50% or less of the Common Stock of TXEN or (ii) five years from the date of this Agreement.

         3.       Miscellaneous:

                  a. This Agreement may be modified or amended from time to time only by a written instrument executed by the parties hereto.

                  b. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

                  c. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Alabama, without regard to its conflicts of law rule.

                  d. This Agreement embodies the entire understanding between the parties hereto with respect to subject matters covered hereby and supersedes any prior agreement or understanding between the parties with respect to such matters.

                  e. This Agreement may be executed in multiple counterpart copies, each of which shall be considered an original and all of which shall constitute one and the same instrument.


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                  f.       This Agreement is not assignable.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                  NICHOLS TXEN CORPORATION, a Delaware
                                  corporation


                                  By: Paul D. Reaves
                                     --------------------------------
                                     Its: Chief Executive Officer
                                         -------------------------------


                                  NICHOLS RESEARCH CORPORATION, a Delaware corporation


                                  By: Michael J. Mruz
                                     --------------------------------
                                      Its: Chief Executive Officer
                                          -------------------------------




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